POWER OF ATTORNEY

      The undersigned, as a Director and Officer of Charles & Colvard, Ltd., a North Carolina
corporation (the ?Company?);
      Does hereby constitute and appoint Timothy L. Krist and Bernadette R. Lindemer or any one of them acting individually to be his or her agent and attorney-in-fact;
      With the power to act fully hereunder and with full power of substitution to act in the name and on behalf of the undersigned;
      To sign in the name and on behalf of the undersigned, as a Director and Officer of the
Company, and file with the Securities and Exchange Commission such forms or information as may be required to be filed in accordance with Section 16(a), Rule 13d-1(b), (c), and (d) and
Rule 13d-2 of the Securities Exchange Act of 1934, and pursuant to Rule 144 of the Securities
Act of 1933.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms or information with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned executed this Power of Attorney on the date set forth below.

/s/ George R. Cattermole
(Signature)
Name: George R. Cattermole, Chairman & Interim CEO
Date:    August 12, 2009